UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2019 (October 14, 2019)

Bat Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

(Address of Principal Executive Offices)

+86 (010) 59441080

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

Share Purchase Agreement

On October 14, 2019, Bat Group, Inc. (the “Company”) entered into certain share purchase agreements (the “SPA”) with Zhuji Xingmai Network Technology Co., Ltd., (the “Seller”), a limited liability company organized under the laws of People’s Republic of China (“PRC”), and Hangzhou Yihe Network Technology Co., Ltd. (the “Target”), a limited liability company organized under the laws of PRC. The Seller is the record holder and beneficial owner of all issued and outstanding capital stock of the Target. Pursuant to the SPA the Company agreed to transfer to the Seller an aggregate of 1,253,814 shares (the “Company’s Shares”) of its common stock, par value $0.001 per share (“Common Stock”), and the Seller agreed to transfer to the Company such number of shares which represents 20% of the capital stock of the Target (the “Target’s Shares”, and the transaction contemplated therein, the “Acquisition”)

The parties to the SPA have each made customary representations, warranties and covenants, including, among other things, (a) the Seller and the Target are duly organized, validly existing and in good standing under the laws of PRC; (b) all parties are authorized to execute the SPA, (d) the absence of any undisclosed material adverse effects, and (e) the absence of legal proceedings that affect the completion of the transaction contemplated by the SPA.

The closing of the Acquisition is subject to various conditions to closing, including, among other things, (a) Nasdaq’s approval of the listing of the Company’s Shares; (b) accuracy of the parties’ representations and warranties at the time of closing.

We cannot assure you that any of the approvals of governmental authorities or other third parties described above will be obtained, and, if obtained, we cannot assure you as to the date of such approvals. We are not aware of, and the Sellers and the Target have not identified to us, any material governmental authority or third party approvals or actions that are required for completion of the Acquisition, except for the approval of NASDAQ for listing of additional shares. It is presently contemplated that if any such additional approvals or actions are required, those approvals or actions will be sought, but there can be no assurance that any additional approvals or actions will be obtained.

The SPA is filed as Exhibit 10.1 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement by and entered into among the Company, the Seller and the Target, dated October 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAT GROUP, INC.

Date: October 17, 2019	By:	/s/ Jiaxi Gao
	Name:	Jiaxi Gao
	Title:	Chief Executive Officer

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